Exhibit 10.1

EMPLOYMENT AGREEMENT

Employment Agreement dated as of December 29, 2006 (this “Agreement”), by and between Gecko Energy Technologies, LLC, a Delaware limited liability company formerly known as M.C.E. Venture, L.L.C. (the “Company”), and Ronald J. Kelley, an individual residing in the State of New Jersey (“Executive”).

In consideration of the employment of Executive by the Company and the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  Term. The Company agrees to employ Executive, and Executive accepts such employment, under and subject to all of the terms, conditions and provisions hereof, for the period commencing on the date hereof and ending on December 31, 2008, unless sooner terminated in accordance with the terms hereof (the “Employment Term”). At the end of the Employment Term, this Agreement shall renew automatically for additional one-month periods unless either party delivers to the other party thirty (30) days’ prior written notice of such party’s election that the Employment Term not be so renewed. If this Agreement is extended in accordance with the preceding sentence, the “Employment Term” shall be extended until the end of the applicable extension period.

2.  Position and Duties. (a) During the Employment Term, Executive shall serve as the President of the Company and shall have the normal duties, responsibilities, functions and authorities customarily exercised by an executive with such title in a company of similar size and nature as the Company. In addition, during the Employment Term, Executive shall render such administrative, financial and other executive and managerial services to the Company which are consistent with Executive’s position as determined from time to time by the president (“President”) of Millennium Cell Inc., the sole member of the Company (“Parent”).

(b) During the Employment Term, Executive shall report to the President (or any other executive of Parent designated by Parent) and shall devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company. Executive shall diligently and faithfully perform his duties, responsibilities and functions to the Company hereunder to the best of his abilities in compliance in all material respects with the Company’s policies and procedures in effect from time to time and applicable law. During the Employment Term, Executive shall not serve as an officer or director of, or otherwise perform services for compensation for, any other entity, provided that Executive may serve as an officer or director of or otherwise participate in purely educational, welfare, social, religious and civic organizations so long as such activities do not materially interfere with the regular performance of Executive’s duties and responsibilities under this Agreement.

3.  Compensation; Fringe Benefits.

(a) During the Employment Term, as full and complete compensation for the services provided by Executive hereunder, Executive shall be entitled to an annual base salary equal to $144,000 (the “Base Salary”). The Base Salary shall be payable by the Company in regular installments in accordance with the Company’s general payroll practices applicable to senior executives (in effect from time to time) but in any event no less frequently than monthly. Base Salary may be adjusted upward from time to time during the Employment Term in the reasonable discretion of Parent, provided that any decrease in Executive’s compensation, or any other material amendment to this Agreement, shall require the consent of the Executive.

(b) In addition to the Base Salary payable to Executive pursuant to this Section 3, Executive shall also be entitled to the following benefits during the Employment Term, unless otherwise modified (but not diminished, other than general “across the board” benefit reductions) by Parent:

(i) participation in Parent’s retirement plans, health and welfare plans and disability insurance plans, under the terms of such plans and to the same extent and under the same conditions such participation and coverages are provided to other executives of the Company;

(ii) prompt reimbursement of all reasonable out-of-pocket expenses incurred by Executive in carrying out his duties, responsibilities and functions under this Agreement, subject to presentation of reasonable documentation in accordance with the Company’s reimbursement policies; and

(iii) four (4) weeks paid vacation each calendar year.

4.  Termination. Unless earlier terminated in accordance with this Section 4, the Company shall continue to employ Executive and Executive shall remain employed by the Company during the entire Employment Term as set forth in Section 1.

(a)  Accrued Obligations Upon Any Termination. In the case of any termination of Executive’s employment with the Company (including without limitation, Executive’s resignation and any election not to renew this Agreement in accordance with Section 1), Executive or his estate or legal representative, as applicable, shall be entitled to receive from the Company, to the extent not theretofore paid, (i) Executive’s Base Salary through the effective date of termination, (ii) the amount of any bonus, incentive compensation, deferred compensation and other compensation earned or accrued by Executive as of the effective date of termination under any compensation and benefit plans, programs or arrangements maintained in force by the Company, and (iii) any vacation pay, expense reimbursements and other cash entitlements accrued by Executive, in accordance with Company policy, as of the effective date of termination (collectively, the “Accrued Obligations”).

(b)  Termination by the Company other than for Cause. In the event that the Company terminates Executive’s employment with the Company for any reason other than for “Cause” (as defined in Section 4(g)) or due to Executive’s Disability (as defined in Section 4(g)), Executive shall be entitled to a lump-sum cash payment, within thirty (30) days following the effective date of such termination (subject to receipt of the Release as provided below), equal to the sum of (i) the Accrued Obligations, and (ii) an amount equal to two (2) times Executive’s annual Base Salary (as in effect on the effective date of Executive’s termination). As a condition to the payment of any severance to Executive hereunder, Executive shall execute and deliver to the Company the “Release” in the form attached hereto as Exhibit A.

(c)  Termination for Cause, Voluntary Resignation, Death or Disability, Election Not to Renew. In the event that (i) Executive’s employment with the Company is terminated (A) by the Company for Cause, (B) by Executive’s resignation from the Company for any reason or (C) as a result of Executive’s death or Disability, or (ii) either the Company or Executive elects not to renew this Agreement in accordance with Section 1, then Executive, or his estate or legal representatives, as applicable, shall be entitled only to the Accrued Obligations, payable in a lump-sum cash payment within thirty (30) days following the effective date of such termination.

(d)  No Other Payments. Except as provided in (a), (b) or (c) above, all of Executive’s rights to salary, bonuses, employee benefits and other compensation hereunder which would have accrued or become payable after the termination or expiration of the Employment Term shall cease upon such termination or expiration, other than those expressly required under applicable law (such as COBRA).

(e)  No Mitigation, No Offset. In the event of Executive’s termination of employment hereunder for whatever reason, Executive shall be under no obligation to seek other employment, and there shall be no offset against amounts due him under this Agreement or otherwise on account of any remuneration attributable to any subsequent employment or claims asserted by the Company or any Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company (each, an “Affiliate”); provided that this provision shall not apply with respect to any amounts that Executive owes the Company or any Affiliate on account of any loan, advance or other payment, in respect of any of which Executive is obligated to make repayment to the Company or any Affiliate.

(f)  Definitions. For purposes of this Agreement, the following terms have the following meanings:

(i)  “Cause” means one or more of the following: (A) the conviction of Executive for, or an agreement by Executive to a plea of nolo contendere to, any felony or other crime involving moral turpitude; (B) Executive’s willful and continuing refusal to substantially perform duties as reasonably directed by the President under this or any other agreement (after receipt of written notice from the Parent setting forth such duties and responsibilities to be performed); (C) in carrying out his duties, Executive engages in conduct that constitutes gross neglect or gross misconduct which, in either case, results or could reasonably be expected to result in demonstrable harm to the business, operations, prospects or reputation of the Company; or (D) any other material breach of Section 5 of this Agreement.

(ii)  “Disability” shall be deemed the reason for the termination of Executive’s employment, if, as a result of Executive’s incapacity due to physical or mental disability or incapacity, Executive shall have been unable to substantially perform the essential duties, responsibilities and functions of his position with the Company for a period of six (6) consecutive months. At any time and from time to time, upon the reasonable request of the Company, Executive shall submit to reasonable medical examination for the purpose of determining the existence, nature and extent of any such Disability.

5.  Non-Competition; Non-Solicitation; Non-Disparagement; Corporate Opportunity. (a) In further consideration of the compensation to be paid to Executive hereunder, Executive acknowledges that during the course of his employment with the Company, he shall become familiar with the Company’s trade secrets and with other Confidential Information (as defined in this Agreement) concerning the Company and its Affiliates and that his services shall be of special, unique and extraordinary value to the Company and, therefore, Executive agrees that, during the Employment Term and for a period of one (1) year thereafter (the “Restricted Period”), he shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, be employed in an executive, managerial or administrative capacity by, or in any manner engage in any company engaged in a business which competes with the businesses of the Company or its Affiliates, as such businesses exist or are in process during the Employment Term or on the date of the termination or expiration of the Employment Term, within any geographical area in which the Company or its Affiliates engage or have definitive plans to engage in such businesses. Nothing in this Section 5(a) shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

(b) During the Restricted Period, other than in the course of Executive’s performance of his duties, responsibilities and functions hereunder on behalf of the Company, Executive shall not for any reason, directly or indirectly through another Person, (i) induce or attempt to induce any officer, director, employee, contractor, consultant or advisor (collectively, “Personnel”) of the Company or any of its Affiliates to end or terminate its relationship with the Company or such Affiliate, or in any way interfere with the relationship between the Company or such Affiliate and any of their Personnel, (ii) knowingly hire or assist a third party in hiring, or solicit for hire, any member of the Personnel of the Company or any of its Affiliates until six (6) months after such individual’s relationship with the Company and/or such Affiliate has been terminated or (iii) induce or attempt to induce any client, customer, supplier, vendor, licensor, licensee or other business relation of the Company or any of its Affiliates to cease doing business with the Company or such Affiliate, or in any way interfere with the relationship between any such client, customer, supplier, vendor, licensor, licensee or business relation and the Company or such Affiliate.

(c) During the Restricted Period, Executive agrees not to make any disparaging comment or statement about the Company, any of its Affiliates, or any of the Company’s products or technology, whether or not true, including but not limited to, comments which could adversely affect the conduct of the business of the Company or its Affiliates, or any of their respective plans, prospects, business names or reputations.

(d) During the Employment Term, Executive shall submit to the Company and Parent all business, commercial and investment opportunities or offers presented to Executive that relate to the business of planar fuel cell technology (“Corporate Opportunities”), if Executive wishes to accept or pursue, directly or indirectly, such Corporate Opportunities on Executive’s own behalf. This Section shall not apply to purchases of publicly traded stock by Executive.

6.  Confidential Information. (a) Executive recognizes and acknowledges that the products, services and technology, both current and under development, promotion and marketing programs, lists, trade secrets and other confidential and Proprietary Information (as defined below) of the Company or any of its Affiliates (all the foregoing is referred to herein as the “Confidential Information”), are valuable, special and unique assets of the Company’s and its Affiliates’ businesses, the access to and knowledge of which are essential to the performance of the duties of Executive hereunder. Executive agrees that during the Employment Term and at all times thereafter, he will not, in whole or in part, without the prior written consent of the Company, (x) use any Confidential Information for his own benefit and purposes or for the benefit of any Person except the Company, under any circumstances, or (y) disclose, publish or make available any Confidential Information to any Person for any reason or purpose whatsoever, except as required in connection with Executive’s duties to the Company and except to the Company’s Personnel and similar representatives who are aware of the confidential nature thereof and are bound by a duty of confidentiality with respect thereto. Notwithstanding the foregoing, Executive may disclose (i) information in the public domain not as a result of a breach of this Agreement, (ii) information lawfully received from a third party who had the right to disclose such information and was not violating an obligation to the Company in connection therewith and (iii) information, other than Proprietary Information, learned through Executive’s own independent skill, knowledge, know-how and experience to whatever extent and in whatever way Executive wishes, in each case consistent with Executive’s obligations under this Agreement.

(b) In the event that Executive is requested or required (by oral questions, deposition, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose all or any part of any Confidential Information, Executive shall provide the Company with prompt notice of such request or requirement so that the Company may seek an appropriate protective order or waive compliance with the provisions of this Section 6, as well as notice of the terms and circumstances surrounding such request or requirement. In any such case, Executive shall discuss with the Company the advisability of pursuing any such order or other legal action or available steps to resist or narrow such request or requirement. If, failing the entry of a protective order or the receipt of a waiver hereunder, Executive is legally compelled to disclose Confidential Information, Executive may disclose that portion of the Confidential Information which Executive is legally compelled to disclose. In any event, Executive shall use reasonable efforts to cooperate with the Company’s efforts to obtain and shall not oppose action by the Company to obtain, an appropriate protective order or other reliable assurance that confidential treatment will be accorded the disclosure of such information.

(c) Upon written notice by the Company, Executive shall promptly redeliver to the Company, or, if requested by the Company, promptly destroy, all written, electronic or otherwise tangible Confidential Information of the Company and any other written, electronic or otherwise tangible material containing any information included in the Confidential Information of the Company (whether prepared by the Company or a third party), and will not retain any copies, extracts or other reproductions in whole or in part of such written Confidential Information of the Company (and upon request certify such redelivery or destruction to the Company in a written instrument reasonably acceptable to the Company and its counsel).

7.  Ownership of Proprietary Information. Executive acknowledges and agrees that all information that has been created, discovered or developed by the Company or its subsidiaries, Affiliates, licensors, licensees, strategic partner, successors or assigns (collectively, the “Developers”) (including, without limitation, information relating to the development of the Company’s business created, discovered, developed or made known to the Company or its Affiliates by Executive during the Employment Term and information relating to the Company’s or a Developer’s customers, suppliers and consultants) and/or in which property rights have been assigned or otherwise conveyed to the Company or such Developer, shall be the sole property of the Company or such Developer, as applicable, and the Company or such Developer, as applicable, shall be the sole owner of all patents, patent rights, licenses and other proprietary rights in connection therewith, including, but not limited to, the right to file applications for statutory protection. All of the aforementioned information is hereinafter called “Proprietary Information”. By way of illustration, but not limitation, Proprietary Information includes trade secrets, processes, discoveries, structures, designs, ideas, works of authorship, copyrightable works, trademarks, copyrights, formulas, data, know-how, show-how, improvements, inventions, product concepts, techniques, marketing plans, strategies, forecasts, blueprints, sketches, records, notes, devices, drawings, customer lists, patent applications, continuation applications, continuation-in-part applications, file wrapper continuation applications and divisional applications and information about Personnel (including, without limitation, the compensation, responsibility and performance of such Personnel).

8.  Disclosure and Ownership of Inventions. (a) During the Employment Term, Executive agrees that he will promptly disclose to the Company, or any Person designated by the Company, any and all Proprietary Information made or conceived or reduced to practice or learned by Executive in connection with Executive’s duties, responsibilities and functions hereunder, either alone or jointly with others, during the Employment Term (collectively, “Inventions”).

(b) Executive agrees that all Inventions shall be the sole property of the Company to the maximum extent permitted by applicable law and to the extent permitted by law shall be “works made for hire” as that term is defined in the United States Copyright Act (17 USCA, Section 101). To the extent that any Inventions are not deemed “works made for hire”, Executive hereby agrees to assign such Invention to the Company. The Company shall be the sole owner of all patents, copyrights, trademarks, trade secret rights and other intellectual property or other rights in connection therewith. Executive hereby agrees to assign to the Company all right, title and interest Executive may have or acquire in all Inventions. Executive further agrees to assist the Company in every proper way (but at the Company’s expense) to obtain and from time to time enforce patents, copyrights, trademarks or other rights on said Inventions in any and all countries, and to that end Executive will execute all documents necessary:

(i) to apply for, obtain and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights, trademarks or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

(ii) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright, trademark or other analogous protection.

(c) Executive’s obligation to assist the Company in obtaining and enforcing patents, copyrights and trademarks for the Inventions in any and all countries shall continue beyond the Employment Term, provided that such assistance will not require an unreasonable amount of Executive’s time. The Company agrees to compensate Executive at a reasonable rate after the expiration of the Employment Term for time actually spent by Executive at the Company’s request in connection with such assistance.

9.  Injunction. Executive agrees that his failure to perform the obligations provided by Sections 5 and 6 of this Agreement will result in material irreparable injury to the Company for which there is no adequate remedy at law and that it will not be possible to measure damages for such injuries precisely. Accordingly, Executive agrees that if he breaches, or proposes to breach, any portion of Sections 5 and 6 of this Agreement, the Company shall be entitled, in addition to all other remedies that it may have and without the posting of a bond or other security, to a temporary restraining order and/or an injunction, specific performance or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the Company.

10.  Acknowledgment; Enforceability. Executive hereby acknowledges that the type and periods of restriction imposed in the provisions of this Agreement are fair and reasonable and are reasonably required for the protection of the Company’s Proprietary Information, Confidential Information and the goodwill associated with the Company’s business. Executive hereby further acknowledges that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any portion or provision of this Agreement is to any extent declared illegal, invalid or unenforceable by a court of competent jurisdiction, then this Agreement shall be deemed amended to modify or delete therefrom the portion thus declared illegal, invalid or unenforceable, and the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal, invalid or unenforceable, will not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. In the event that any provision of this Agreement is determined by any court of competent jurisdiction to be unenforceable by reason of excessive scope, geographic area, or temporal or functional coverage, such provision will be deemed to extend only over the maximum scope, geographic area or temporal and functional coverage as to which it may be enforceable, and the court shall revise the restriction contained in this Agreement to cover such maximum scope, geographic area and temporal and functional coverage. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.  Indemnification of Executive.

(a)  The Company agrees that (i) if Executive is made a party, or is threatened to be made a party, to any threatened or actual action, suit or proceeding, whether civil, criminal, administrative, investigative, appellate or other (each, a “Proceeding”) by reason of the fact that he is or was a director, officer, employee, agent, manager, consultant or representative of the Company or is or was serving at the request of the Company as a director, officer, member, employee, agent, manager, consultant or representative of another entity or (ii) if any claim, demand, request, investigation, dispute, controversy, threat, discovery request or request for testimony or information (each, a “Claim”) is made, or threatened to be made, that arises out of or relates to Executive’s service in any of the foregoing capacities, then Executive shall promptly be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company’s organization documents or resolutions of Parent in its capacity as the sole member of the Company or, if greater, by the laws of the State of New York, against any and all costs, expenses, liabilities and losses (including, without limitation, attorney’s fees, judgments, interest, expenses of investigation, penalties, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by Executive in connection therewith, and such indemnification shall continue as to Executive even if he has ceased to be a director, member, employee, agent, manager, consultant or representative of the Company or other entity and shall inure to the benefit of Executive’s heirs, executors and administrators. The Company shall advance to Executive all costs and expenses incurred by him in connection with any such Proceeding or Claim within fifteen (15) days after receiving written notice requesting such an advance. Such notice shall include, to the extent required by applicable law, an undertaking by Executive to repay the amount advanced if he is ultimately determined by a court of competent jurisdiction not to be entitled to indemnification against such costs and expenses.

(b)  Neither the failure of the Company (including independent legal counsel or Parent as its sole member) to have made a determination in connection with any request for indemnification or advancement under Section 11(a) that Executive has satisfied any applicable standard of conduct, nor a determination by the Company (including independent legal counsel or Parent as its sole member) that Executive has not met any applicable standard of conduct, shall create a presumption that Executive has or has not met an applicable standard of conduct.

12.  Miscellaneous.

(a)  Withholdings. The Company shall be entitled to deduct or withhold from any amounts owing from the Company to Executive any federal, state, local or foreign withholding taxes, excise tax, or employment taxes (“Taxes”) imposed with respect to Executive’s compensation or other payments from the Company. In the event the Company does not make such deductions or withholdings at the written request of Executive, Executive shall indemnify the Company and its Affiliates for any amounts paid with respect to any such Taxes, together with any interest, penalties and related expenses thereto.

(b)  Notices. Any notice, communication or request provided for in this Agreement shall be in writing and shall be either personally delivered (with a written acknowledgement of receipt), sent by facsimile (with receipt confirmation), sent by nationally recognized overnight courier service (with a written acknowledgement of receipt by the overnight courier) or mailed by certified or registered mail, return receipt requested, to the Company at One Industrial Way West, Eatontown, NJ 07724, Facsimile: (732) 542-4010, or to Executive at the most recent address of Executive as set forth in the books and records of the Company, or in each case to such other address as shall be provided in writing to the other party. Any notice, communication or request under this Agreement shall be deemed effective upon personal delivery against receipt therefor; one (1) day after being sent by overnight courier; or three (3) days after being mailed by registered or certified mail, postage prepaid, and properly addressed to the party to be notified.

(c)  Entire Agreement. This Agreement and those documents expressly referred to in this Agreement contain the entire understanding between the parties concerning the subject matter contained in this Agreement. There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto, relating to the subject matter of this Agreement, that are not fully expressed in this Agreement or in those documents expressly referred to in this Agreement.

(d)  Successors and Assigns; Assignment. This Agreement shall be binding upon and inure to the benefit of the beneficiaries, heirs and representatives of Executive and the successors and assigns of the Company. The rights and obligations of the Company under this Agreement shall be transferable to any successor thereto. Executive may not assign his rights (except by will or the laws of descent and distribution) or delegate his duties or obligations hereunder. Except as provided by this Section, this Agreement is not assignable by any party and no payment to be made hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or other charge.

(e)  Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to such State’s conflict of laws doctrines).

(f)  Submission to Jurisdiction. Any and all suits, legal actions or proceedings against any party hereto arising out of this Agreement shall be brought in any United States federal court sitting in the State of New York or any other court of appropriate jurisdiction sitting in the State of New York, as the party bringing such suit may elect in its sole discretion, and each party hereby submits to and accepts the exclusive jurisdiction of such courts for the purpose of such suit, legal action or proceeding, each party hereto waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail. Each party hereto hereby irrevocably waives any objection which it may now hereafter have to the laying of venue of such suit, legal action or proceeding in any such court and hereby further waives any claim that any such suit, legal action or proceeding brought in any such court has been brought in an inconvenient forum.

(g)  No Waiver of Rights; Remedies Cumulative. No failure or delay on the part of any party in the exercise of any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude other or further exercise thereof or of any other right or power. The waiver by any party or parties hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach hereunder. No remedy conferred upon either party by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity.

(h)  Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever used in this Agreement, the masculine or neuter gender shall include the masculine, feminine or neuter gender. The headings of the Sections of this Agreement have been inserted for purposes of convenience and shall not be used for interpretive purposes.

(i)  Amendments and Waivers. The parties hereto may, by written agreement signed by the parties, modify any of the covenants or agreements or modify the time for the performance of any of the obligations contained in this Agreement or in any document delivered pursuant to this Agreement. Any party hereto may waive, by written instrument signed by such party, compliance by the other party, with any of the other party’s obligations contained in this Agreement.

(j)  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but both of which together shall constitute one and the same instrument.

(k)  Executive Acknowledgment. Executive hereby acknowledges that he has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.

(l)  Survival of Provisions. Notwithstanding anything in this Agreement to the contrary, the following provisions of this Agreement shall survive the termination of this Agreement:  Sections 4 through 12(a) - (i) and all other terms and provisions of this Agreement that by their nature extend beyond the termination of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Employment Agreement as of the day and year first set forth above.

Gecko Energy Technologies, LLC
By: Millennium Cell Inc., its sole member

By: /s/ John D. Giolli
Name: John D. Giolli
Title: Chief Financial Officer

/s/ Ronald J. Kelley
Ronald J. Kelley

EXHIBIT A

RELEASE

In consideration of the payments (the “Severance Payment”) to be paid to me in accordance with Section 4(b) of my Employment Agreement with Gecko Energy Technologies, LLC (the “Company”) dated December 29, 2006 (the “Agreement”), on behalf of myself, and my heirs, executors, administrators, successors, and assigns, I hereby fully and forever RELEASE and DISCHARGE Gecko Energy Technologies, LLC, its affiliates and their respective officers, directors, agents, employees, representatives, successors and assigns (hereinafter, collectively called the “Company”), from any and all claims and causes of action arising out of or relating in any way to my employment with the Company, including, but not limited to, the offer of employment and termination of my employment, and I agree that I will not in any manner institute, prosecute or pursue any complaints, claims, charges, liabilities, claims for relief, demands, suits, actions or causes of action against the Company that are covered by this RELEASE.

Notwithstanding the foregoing, expressly excluded from this RELEASE are any claims or causes of action which I may have (i) seeking enforcement of my rights under the Agreement, including, without limitation, Section 4 thereof, or any other plan, policy or arrangement of the Company, (ii) seeking to obtain contribution as permitted by applicable law in the event of the entry of judgment against me as a result of any act or failure to act for which both I and the Company are held to be jointly liable, (iii) arising out of or relating in any way to acts or omissions after the date of this RELEASE or otherwise not covered by this RELEASE, and (iv) which cannot be waived by applicable law. I shall also retain the right to seek indemnification from the Company, to the extent permitted under applicable law and Section 11 of the Agreement.

1. I understand and agree that, except as specifically provided above, this RELEASE is a full and complete waiver of all claims relating to my employment with the Company, including, but not limited to, claims of wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, violation of public policy, defamation, personal injury and emotional distress, claims under Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act of 1990, the Americans With Disabilities Act, the Rehabilitation Act of 1973, as amended, the Equal Pay Act of 1963, Section 1981 of the Civil Rights Act of 1866, any of the New York State employment laws, the Fair Labor Standards Act of 1938, as amended, the Family and Medical Leave Act of 1993, and the Employee Retirement Income Security Act of 1974, as amended, and claims arising from any legal restrictions on the Company’s right to terminate employees (including, without limitation, claims arising under various contract, tort, public policy or wrongful discharge theories under any federal, state or local law, or under the federal Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar state or local law).

2. I understand that I have received or will receive, regardless of the execution of this RELEASE, the Accrued Obligations (as defined in Section 4(a) of the Agreement). I further understand and agree that the Company will not pay me the Severance Payment unless I execute this RELEASE. In consideration of the execution of this RELEASE, I will be entitled to receive the Severance Payment in accordance with the applicable terms of Section 4 of the Agreement.

3. In addition, and in further consideration of the foregoing, I acknowledge and agree that if I hereafter discover facts different from or in addition to those which I now know or believe to be true that this RELEASE shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery thereof. I understand that this RELEASE does not waive or release any rights or claims (i) that I may have under the Age Discrimination in Employment Act of 1967, as amended, which arise after the date I sign this RELEASE or (ii) arising out of any willful fraudulent act or omission of the Company, whether occurring before or after the date I sign this RELEASE.

4. As part of my existing and continuing obligation to the Company, I have returned or, within seven (7) days of my termination will return to the Company all Confidential Information (as defined in Section 6(a) of the Agreement) in accordance with the terms of the Agreement. I affirm my obligation to keep all Confidential Information confidential and not to use it or disclose it to any third party as required by Section 6 of the Agreement.

5. I agree not to disclose, either directly or indirectly, any information whatsoever regarding (i) any of the terms or the existence of this RELEASE and my benefits under the Agreement or (ii) any other claim I may have against the Company, to any person or entity, including but not limited to members of the press and media, present and former employees of the Company, companies who do business with the Company, or other members of the public. Notwithstanding the preceding sentence, I may reveal such terms of this RELEASE and the Severance Payment to my spouse, accountants or attorneys or as are necessary to comply with a request made by the Internal Revenue Service, as otherwise compelled by a court or agency of competent jurisdiction, as allowed and/or required by law.

6. This RELEASE shall be governed by the laws of the State of New York.

7. This RELEASE contains the entire agreement between the Company and me with respect to any matters referred to in the RELEASE and shall supersede any all other agreements, whether written or oral, with respect to such matters. I understand and agree that this RELEASE shall not be deemed or construed at any time as an admission of liability or wrongdoing by either myself or the Company. Notwithstanding the foregoing, it is understood and agreed that my termination will be treated for all purposes as a termination [without Cause/under Section 4(d)] under the Agreement and that I shall be entitled to all payments and benefits under the Agreement consistent with such a termination.

8. If any one or more of the provisions contained in this RELEASE is, for any reason, held to be unenforceable, that holding will not affect any other provision of this RELEASE, but, with respect only to the jurisdiction holding the provision to be unenforceable, this RELEASE shall then be construed as if such unenforceable provision or provisions had never been contained in this RELEASE.

9. Before executing this RELEASE, I obtained sufficient information to intelligently exercise my own judgment about the terms of the RELEASE. The Company has informed me in writing to consult an attorney before signing this RELEASE, if I wish.

I also understand for a period of fifteen (15) days after I sign this RELEASE, I may revoke this RELEASE and that the RELEASE will not become effective until fifteen (15) days after I sign it, and only then if I do not revoke it. In order to revoke this RELEASE, I must deliver, or cause to be delivered, to MCE Ventures, LLC, One Industrial Way West, Eatontown, NJ 07724, Facsimile: (732) 542-4010, by First Class mail, overnight courier or facsimile, by no later than fifteen (15) days after I execute this RELEASE, a letter stating that I am revoking it.

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10. My severance and other benefits under the Agreement will be paid in accordance with the terms of the Agreement. If I choose to revoke this RELEASE within fifteen (15) days after I sign it, such benefits will not be due and payable, and the RELEASE will have no effect.

11. A failure to comply with the terms of this RELEASE (except as set forth below), including, but not limited to, my agreement not to institute, prosecute or pursue any complaints, claims, charges, liabilities, claims for relief, demands suits or causes of actions against the Company or a material and willful failure to comply with the terms of Sections 4 and 5 of this RELEASE will, result in my forfeiture of the Severance Payment.

EMPLOYEE’S ACCEPTANCE OF RELEASE

BEFORE SIGNING MY NAME TO THIS RELEASE, I STATE THAT: I HAVE READ IT; I UNDERSTAND IT AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS; I AM AWARE OF MY RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING IT; AND I HAVE SIGNED IT KNOWINGLY AND VOLUNTARILY. EXCEPT FOR THE MATTERS EXPRESSLY STATED IN THIS RELEASE, THE COMPANY HAS NEITHER MADE ANY REPRESENTATION NOR OFFERED ME ANY INDUCEMENT TO SIGN THIS RELEASE.

By:________________________________

Date: December 29, 2006

Agreed to and accepted:

Gecko Energy Technologies, LLC

By: Millennium Cell Inc., its sole member

By:________________________________
Name:
Title:

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